Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 9th day of September 2014.

AMONG:

MINDESTA INC. a Delaware Corporation (“Mindesta”)

AND:

CTT PHARMACEUTICALS INC. an entity organized under the Canadian Corporations Business Act ( the “Company”),

AND:

THE SHAREHOLDERS OF THE COMPANY (“Selling Shareholders”)

WHEREAS:

A.	Mindesta will acquire all of the issued and outstanding shares of common stock of the Company as more fully set forth herein; and

B.	The Selling Shareholders are the registered and beneficial owners of all of the issued and outstanding shares of the Company’s Class A common Stock( “ Common Stock”);

          NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

DEFINITIONS

1.1      The following terms have the following meanings, unless the context indicates otherwise:

“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

“Closing” shall mean the completion of the Transaction, in accordance with this Agreement , at which time the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

“Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and subject to the satisfaction or waiver by Mindesta, the Selling Shareholders and the Company of the conditions precedent;

“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

“Class A Common Stock” refers to all of the issued and outstanding equity securities of the Company. Also referred to as “Common Stock”

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

“Selling Shareholders” are those shareholders set forth on Schedule 1 executing this Agreement as may be amended time to time prior to Closing

“Shareholders” are those shareholders set forth on Schedule 1 owning all of the outstanding equity securities of Company.

“SEC” shall mean the Securities and Exchange Commission;

“Securities Act” shall mean the United States Securities Act of 1933, as amended;

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

“Transaction” shall mean the purchase of the Common Stock by Mindesta from the Selling Shareholders in consideration for the payment of the Purchase Price.

1.2      Schedules

The following schedules are attached to and form part of this Agreement

Schedule 1	List of Shareholders

2.        THE OFFER, PURCHASE AND SALE OF SHARES

2.1      Offer, Purchase and Sale of the Common Stock.

Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to Mindesta, and Mindesta hereby covenants and agrees to purchase from the Selling Shareholders the Series A Common Stock held by the Selling Shareholders.

2.2      Consideration

As consideration for the sale of the Common Stock by the Selling Shareholders to Mindesta , Mindesta shall issue at Closing to the Selling Shareholders 140,738,948 shares of Mindesta Common Stock plus an additional 8,444,337 shares of common stock to be issued to Capital Financial.

2.3      Share Exchange Procedure and Representations

Each Selling Shareholder shall deliver the Common Stock to Mindesta duly endorsed and duly executed and endorsed in blank (or accompanied by duly executed stock power duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Mindesta Shares pursuant to the schedule set forth above.

If any share certificates have not been issued, the Company’s secretary will be authorized to cancel any shares issued to a Selling Shareholder subject to the receipt of the Mindesta shares.

2.4      Closing Date

The Closing will take place, subject to the terms and conditions of this Agreement.

3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As of the Closing, the Company represents and warrants to Mindesta, and acknowledges that Mindesta is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Mindesta, as follows:

3.1      Organization and Good Standing

The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate authority to own, lease and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which the Company owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of the Company taken as a whole~~.~~

3.2      Authority

The Company has all requisite corporate authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Company Documents”) to be signed by the Company and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Company Documents by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Company’s board of directors. No other corporate or shareholder proceedings on the part of the Company is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Company Documents when executed and delivered by the Company as contemplated by this Agreement will be, duly executed and delivered by the Company and this Agreement is, and the other Company Documents when executed and delivered by the Company as contemplated hereby will be, valid and binding obligations of the Company enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3      Capitalization of Company

As of the date of this Agreement, and as of the Closing Date, all of the issued and outstanding Series A Common Stock will be duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of the state of its incorporation. There are no agreements purporting to restrict the transfer of the Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Common Stock. Except as set forth on Schedule 1, there are, and will not be at Closing, any equity securities issued or issuable or other securities which can be converted into any class of equity securities of Company.

3.4      Title and Authority of Selling Shareholders

Each of the Selling Shareholders is and will be as of the Closing, the registered and beneficial owner of and will have good and marketable title to the Common Stock held by it and will hold such free and clear of all liens, charges and encumbrances whatsoever; and such Common Stock held by such Selling Shareholders have been duly and validly issued and are outstanding as fully paid and non-assessable equity shares in the capital of Company. Each of the Selling Shareholders has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the registered, legal and beneficial title and ownership of the Common Stock held by it.

3.5      Shareholders of Company

Schedule 1 contains a true and complete list of the Selling Shareholders and the number of shares of Common Stock owned by the Selling Shareholders. There are no other shareholders, warrant holders or option holders of the Company. There is no person or entity entitled to receive any equity securities, warrants, options or other instruments that may be converted into equity securities of Company and that there are no outstanding options, warrants or other securities as of the date hereof and as of the Closing Date.

3.6      Corporate Records of Company

The Company’s corporate records as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Company is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Company.

3.7      Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Company or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, or any of their respective material property or assets;

(b)	violate any provision of the Constitution, Articles of Incorporation or bylaws of the Company, any of its subsidiaries (if applicable) or any applicable laws; or

(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to the Company, any of its subsidiaries or any of their respective material property or assets.

3.8      Actions and Proceedings

There is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Company or which involves any of the business, or the properties or assets of the Company.

3.9      Compliance

(a)

The Company is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Company;

(b)	The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Company Material Adverse Effect; and

(c)

The Company has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Company, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(c)

The Company has operated in compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Company has not received any notice of any violation thereof, nor is Company aware of any valid basis therefore.

3.10    Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Company or the Selling Shareholders of the Transaction contemplated by this Agreement or to enable Mindesta to continue to conduct its business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11    Financial Representations

The audited balance sheets for Company for its last two fiscal (the “Company Accounting Date”), together with related statements of operations and comprehensive loss, statement of cash flows income, statement of changes in shareholder’s equity for such fiscal years and interim period then ended (collectively, the “Company Financial Statements”) supplied by the Company are:

(a)      in accordance with the books and records of the Company;

(b)      present fairly the financial condition of Company as of the respective dates indicated and the results of operations for such periods; and

(c)      have been prepared in accordance with U.S. GAAP.

The Company has not received any advice or notification from its independent certified public accountants that Company has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Company Financial Statements or the books and records of Company, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Company accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Company. The Company has not engaged in any transaction, maintained any bank account, or used any funds of the Company, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of the Company.

3.12    Absence of Undisclosed Liabilities

At Closing the Company will not have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $2,500 which: (a) are not set forth in the Company Financial Statements or have not heretofore been paid or discharged; (b) did not arise in the regular and ordinary course of business under any agreement, contract commitment, lease or plan specifically disclosed in writing to Mindesta; or (c) have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Company Financial Statements

3.13    Tax Matters

(a)	As of the date hereof:

(i)

the Company has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Company, and

(ii)	all such returns are true and correct in all material respects;

(b)

The Company has paid, all taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non- payment of which will not have a Company Material Adverse Effect;

(c)

The Company is not presently under or has not received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)

All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)

To the best knowledge of the Company, the Company’s Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Company for the accounting period ended on the Company Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Company Accounting Date or for any profit earned by Company on or prior to the Company Accounting Date or for which Company is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Company Financial Statements.

3.14    Absence of Changes

Since the Company Accounting Date, the Company has not:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Company or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $2,500;

(j)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

3.15    Absence of Certain Changes or Events

Since the date of the financial statements or audited financial statements, there has not been:

(a)	any material change in the financial condition of the Company; or

(b)	any material change by the Company in its accounting methods, principles or practices.

3.16    Subsidiaries

The Company does not have any subsidiaries.

3.17    Personal and Property

The Company possesses, and has good and marketable title of all property necessary for the continued operation of the business of the Company as presently conducted and as represented to Mindesta. All such property is used in the business of the Company. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Company is owned by Company free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as set forth herein:

3.18    Intellectual Property

(a)      Intellectual Property Assets

The Company owns or holds an interest in all intellectual property assets necessary for the operation of the business of Company as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(1)	all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

(2)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(3)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(4)

all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Company as licensee or licensor (collectively, the “Trade Secrets”).

3.19    Insurance

The assets owned by Company are not insured

3.20    Employees and Consultants

All employees and consultants of Company have been paid all salaries, wages, income and any other sum due and owing to them by Company, as at the end of the most recent completed pay period. To the best knowledge of the Company, no employee of the Company is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Company or any other nature of the business conducted or to be conducted by Company.

3.20    Real Property

The Company does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which the Company is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Company pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.21    Material Contracts and Transactions

All material contracts, agreements, licenses, permits, arrangements, commitments, instrument or contract to which the Company is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by Company under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by the Company. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.22    Certain Transactions

The Company is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.23    Completeness of Disclosure

No representation or warranty by the Company in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.	REPRESENTATIONS AND WARRANTIES OF EACH SELLING SHAREHOLDER

As of the Closing, each Selling Shareholder, individually and not as a group, represents and warrants to Mindesta, and acknowledges that Mindesta is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Mindesta, as follows:

4.1      Title to the Class A Common Stock

As of the Closing Date the Class A Common Stock owned by the Selling Shareholder is owned free and clear of all liens and encumbrances. There is no agreement or restriction on the Selling Shareholder restricting or prohibiting the transfer of the Class A Common Stock. No third party approval is necessary to transfer the Class A Common Stock.

4.2      Status of the Selling Shareholder

The Selling Shareholder is either an accredited or sophisticated investor. The Selling Shareholder has received satisfactory answers to any questions submitted to Mindesta. The Selling Shareholder has reviewed the Mindesta filings as submitted to the United States Securities and Exchange Commission.

4.3      Resale Restrictions and Investment Intent.

The Selling Shareholder acknowledge and agree that the Mindesta Shares are being issued for investment purposes only pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Selling Shareholder agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Mindesta Shares issued on Closing will be endorsed with a restrictive legend similar in form and substance to the following: “NONE OF THE SECURITIES REPRESENTED HEREBY HAVE

BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

5.	REPRESENTATIONS AND WARRANTIES OF MINDESTA

As of the Closing, Mindesta represents and warrants to the Company and the Selling Shareholders and acknowledge that the Company and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of the Company or the Selling Shareholders, as follows:

5.1      Organization and Good Standing

Mindesta is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the state of Delaware. Mindesta has all requisite corporate authority to own, lease and to carry on its business as now being conducted. It is qualified to do business and is in good standing in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Mindesta or Mindesta Company.

5.2      Authority

Mindesta has all requisite corporate authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Mindesta Documents”) to be signed by each and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of the Mindesta Documents and the consummation of the transactions contemplated hereby have been duly authorized by Mindesta’s board of directors. No other corporate proceedings or third party consents, including but not limited to the Securities and Exchange Commission is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Mindesta Documents when executed and delivered by Mindesta as contemplated by this Agreement will be, duly executed and delivered by Mindesta and this Agreement is, and the other Mindesta Documents when executed and delivered by Mindesta, as contemplated hereby will be, valid and binding obligations of Mindesta enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

5.3      Capitalization of Mindesta

As of the Closing Date, all of the issued and outstanding shares of Mindesta will be duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. There has been no change in the Mindesta’s financial statements or the number of issued and outstanding shares of common stock authorized since June 30, 2014 as reported in Mindesta’s quarterly report as filed with the Securities and Exchange Commission. Mindesta has not issued any options or other instruments which can be converted into common stock since the date of Mindesta’s June 30, 2014 quarterly report and through the date of Closing

5.4      Corporate books and records

The corporate records of Mindesta, as required to be maintained by it pursuant to the laws of the State of Delaware, are accurate, complete and current in all material respects, and the minute book of Mindesta is, in all material respects, correct and contains all material records required by the law of the State of Delaware in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Mindesta.

5.5      Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Mindesta under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Mindesta or any of its material property or assets;

(b) violate any provision of the applicable incorporation or charter documents of Mindesta; or

(c) violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Mindesta or any of its material property or assets.

5.6      Actions and Proceedings

To the best knowledge of Mindesta, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Mindesta, threatened against Mindesta which involves any of the business, or the properties or assets of Mindesta that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Mindesta taken as a whole (a “Mindesta Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Mindesta Material Adverse Effect.

5.7      Compliance

(a) To the best knowledge of Mindesta, Mindesta is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Mindesta;

(b) To the best knowledge of Mindesta, Mindesta is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Mindesta Material Adverse Effect;

(c) Mindesta has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Mindesta, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d) Mindesta has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Mindesta has not received any notice of any violation thereof, nor is Mindesta aware of any valid basis therefore.

5.8      Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Mindesta of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

5.9      SEC Filings

Mindesta has furnished or made available to the Company and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Mindesta with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Mindesta SEC Documents”). As of their respective dates, the Mindesta SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Mindesta SEC Documents.

5.10    Financial Representations

Included with the Mindesta SEC Documents are true, correct, and complete copies of the financial statements of Mindesta (the “Mindesta Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year and interim period then ended (collectively, the “Mindesta Financial Statements”). The Mindesta Financial Statements:

(a) are in accordance with the books and records of Mindesta;

(b) present fairly the financial condition of Mindesta as of the respective dates indicated and the results of operations for such periods; and

(c) have been prepared in accordance with GAAP.

Mindesta has not received any advice or notification from its independent certified public accountants that Mindesta has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Mindesta Financial Statements or the books and records of Mindesta, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Mindesta accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Mindesta. Mindesta has not engaged in any transaction, maintained any bank account, or used any funds of Mindesta, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Mindesta.

5.11    Absence of Undisclosed Liabilities

As of the date of the financial statements, Mindesta has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a) are not set forth in the Mindesta Financial Statements or have not heretofore been paid or discharged;

(b) did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Company;

(c) have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Mindesta Financial Statements; or

(d) have any material affect on the operations of the Company.

5.12    Tax Matters

As of the date hereof:

(a) Mindesta has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and

(b) All such returns are true and correct in all material respects;

(c) Mindesta has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;

(d) Mindesta has complied with an Internal Revenue Service investigation and all liabilities due pursuant to this investigation have been satisfied or discharged. Further, there has been no other investigation by any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(e) All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(f) To the best knowledge of Mindesta, the Mindesta Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Mindesta for the accounting period ended on the Mindesta Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Mindesta Accounting Date or for any profit earned by Mindesta on or prior to the Mindesta Accounting Date or for which Mindesta is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Mindesta Financial Statements.

5.13    Absence of Changes

Since the date of the Financial Statements, and as of the Closing, except as disclosed in the Public SEC Documents and except as contemplated in this Agreement, Mindesta has not:

(a) Incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b) Sold, encumbered, assigned or transferred any material fixed assets or properties;

(c) Created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Mindesta to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d) Made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e) Declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f) Suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g) Suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h) Received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i) Made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $1,000;

(j) Other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled; or (k) Agreed, whether in writing or orally, to do any of the foregoing.

5.14    Absence of Certain Changes or Events

Since the date of the financial statements, except as and to the extent disclosed in the Mindesta SEC Documents, there has not been:

(a) a Mindesta Material Adverse Effect; or

(b) any material change by Mindesta in its accounting methods, principles or practices.

5.15    Personal Property and Mining claims

There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Mindesta, except as disclosed in the Mindesta SEC Documents. Mindesta does not own any mining claims or rights to obtain any interests in mining claims or working interests in any mineral properties.

5.16    No Brokers

Mindesta has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

5.17    Completeness of Disclosure

No representation or warranty by Mindesta in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Company pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6.	CLOSING CONDITIONS

6.1      Conditions Precedent to Closing by Mindesta

The obligation of Mindesta to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth herein on a date mutually agreed upon by the parties hereto in writing. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Mindesta and may be waived by Mindesta in its sole discretion.

(a)      Representations and Warranties

The representations and warranties of the Company and the Selling Shareholders set forth in this Agreement are true, correct and complete in all respects as of the Closing Date and the Company has delivered to Mindesta a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Company in this Agreement are true and correct.

(b)      Performance

All of the covenants and obligations that Company and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement have been performed and complied with in all material respects.

(c)      Transaction Documents

This Agreement, the Company Documents, the Company Financial Statements and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Mindesta, have been executed and delivered to Mindesta.

(d)      Third Party Consents

Mindesta has received from the Company duly executed copies of any required third-party consents, permits, authorizations and approvals of any public, regulatory or governmental body or authority or person or entity contemplated by this Agreement (if any).

(e)      No Material Adverse Change

No Company Material Adverse Effect has occurred.

(f)      No Action

No suit, action, or proceeding will be pending or threatened which would:

(1) prevent the consummation of any of the transactions contemplated by this Agreement; or

(2) cause the Transaction to be rescinded following consummation;

(g)      Delivery of Financial Statements

The Company hasdelivered to Mindesta the Company Financial Statements which financial statements will include audited financial statements for Company’s two fiscal years, prepared in accordance with GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

6.2      Conditions Precedent to Closing by the Company and the Selling Shareholders

The obligation of the Company and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Company and the Selling Shareholders and may be waived by Company and the Selling Shareholders in their discretion.

(a)	Representations and Warranties

The representations and warranties of Mindesta set forth in this Agreement are e true, correct and complete in all respects as of the Closing Date and Mindesta will have delivered to Company a certificate dated the Closing Date, to the effect that the representations and warranties made by Mindesta in this Agreement are true and correct.

(b)	Performance

All of the covenants and obligations that Mindesta are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Mindesta must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)	Transaction Documents

This Agreement, the Mindesta Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to the Company have been executed and delivered by Mindesta.

(d)	Third Party Consents

The Company has received from Mindesta duly executed copies of any required third- party consents, permits, authorizations and approvals of any public, regulatory (including the SEC) or governmental body or authority or person or entity contemplated by this Agreement (if any), in the form and substance reasonably satisfactory to Company.

(e)	No Material Adverse Change

No Mindesta Material Adverse Effect has occurred.

(f)	No Action

No suit, action, or proceeding is pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transaction to be rescinded following consummation.

(g)	Public Market

On the Closing Date, the shares of Mindesta will be quoted on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board.

7.	ADDITIONAL COVENANTS OF THE PARTIES

7.1      Confidentiality

All information regarding the business of Company including, without limitation, financial information that the Company provides to Mindesta during the Mindesta due diligence investigation of Company will be kept in strict confidence by Mindesta and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Mindesta or disclosed to any third party (other than the Mindesta professional accounting and legal advisors) without the prior written consent of Company. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Company, Mindesta will immediately return to Company (or as directed by Company) any information received regarding Company’s business. Likewise, all information regarding the business of Mindesta including, without limitation, financial information that Mindesta provides to Company during its due diligence investigation of Mindesta will be kept in strict confidence by Company and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Company or disclosed to any third party (other than Company’s professional accounting and legal advisors) without the prior written consent of Mindesta. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Mindesta, Company will immediately return to Mindesta (or as directed by Mindesta) any information received regarding Wind Work’s business.

7.2      Notification

Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

7.3      Conduct of Company and Mindesta Business Prior to Closing

From the date of this Agreement to the Closing Date, and except to the extent that Mindesta otherwise consents in writing, the Company will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that the Company otherwise consents in writing, Mindesta will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

7.4      Certain Acts Prohibited – Company

Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, the Company will not, without the prior written consent of Mindesta:

(1)	amend its Articles of Incorporation or other incorporation documents;

(2)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Company except in the ordinary course of business;

(3)	dispose of or contract to dispose of any Company property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(4)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Company Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(5)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Company Common Stock, or

(6)	split, combine or reclassify any Company Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock; or

(7)

not materially increase benefits or compensation expenses of Company, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

7.5      Certain Acts Prohibited – Mindesta

Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, Mindesta will not, without the prior written consent of Company:

(1)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Mindesta except in the ordinary course of business consistent with past practice;

(2)	dispose of or contract to dispose of any Mindesta property or assets except in the ordinary course of business consistent with past practice;

(3)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Mindesta Common Stock; or

(4)	increase benefits or compensation expenses of Mindesta, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

7.6      Public Announcements

Mindesta and the Company each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required by the disclosure obligation imposed on Mindesta or Company or their respective affiliates under rules or regulations.

8.	CLOSING

	8.1	The Closing shall take place on the Closing Date at the offices of Mindesta or at such other location as agreed to by the parties.

	8.2	Closing Deliveries of Company and the Selling Shareholders

The Company and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Mindesta:

(1) copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of the Company evidencing approval of this Agreement and the Transaction;

(2) share certificates representing the Common Stock as required by this Agreement, if such have been issued;

(3) the Company Documents, the Company Financial Statements and any other necessary documents, each duly executed by Company, as required to give effect to the Transaction;

8.3      Closing Deliveries of Mindesta

At Closing, Mindesta will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Company:

(1) copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Mindesta evidencing approval of this Agreement and the Transaction;

(2) the share certificates representing the Mindesta Shares.

(3) the Company Documents, the Company Financial Statements and any other necessary documents, each duly executed by Company, as required to give effect to the Transaction;

9.	POST CLOSING COVENANTS

Company and its shareholders agree and understand that the post closing undertaking set forth herein is a material inducement for Mindesta to enter into this transaction.

10.	INDEMNIFICATION, REMEDIES, SURVIVAL

10.1      Certain Definitions

For the purposes of this Article 10 the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Mindesta or Company including damages for lost profits or lost business opportunities.

10.2      Agreement of Company to Indemnify

The Company will indemnify, defend, and hold harmless, to the full extent of the law, Mindesta, its officers, directors and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Mindesta and its shareholders by reason of, resulting from, based upon or arising out of:

(A)           the breach by Company of any representation or warranty of Company contained in or made pursuant to this Agreement, any Company Document or any certificate or other instrument delivered pursuant to this Agreement; or

(B)           the breach or partial breach by Company of any covenant or agreement of Company made in or pursuant to this Agreement, any Company Document or any certificate or other instrument delivered pursuant to this Agreement.

10.3      Agreement of Mindesta to Indemnify

Mindesta will indemnify, defend, and hold harmless, to the full extent of the law, the Company and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Company and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(A)      the breach by Mindesta of any representation or warranty of Mindesta contained in or made pursuant to this Agreement, any Mindesta Document or any certificate or other instrument delivered pursuant to this Agreement; or

(B)      the breach or partial breach by Mindesta of any covenant or agreement of Mindesta made in or pursuant to this Agreement, any Mindesta Document or any certificate or other instrument delivered pursuant to this Agreement.

11.	MISCELLANEOUS PROVISIONS

11.1      Effectiveness of Representations; Survival

Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until three (3) years after the Closing Date.

11.2      Further Assurances

Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

11.3      Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the parties.

11.4      Expenses

Each party will bear their own costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

11.5      Entire Agreement

This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

11.6      Notices

All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at their then place of business or residence. Each party undertakes to provide each of the other parties notice of any address.

11.7      Headings

The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

11.8      Benefits

This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

11.9      Assignment

This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

11.10    Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

12.	Construction

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

13.	Gender

All references to any party will be read with such changes in number and gender as the context or reference requires.

14.	Business Days

If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the State of Delaware, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

15.	Counterparts

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

16.	Fax Execution

This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

17.	Execution by Selling Shareholders

Notwithstanding any provisions of this Agreement to the contrary, the parties acknowledge and agree that the Selling Shareholders are executing this Agreement only for the purpose of receiving the benefit thereof and that the sole and exclusive liability of the Selling Shareholders pursuant to this Agreement relates to the representations and warranties made by each of the Selling Shareholders at Section 4 of this Agreement with regard to matters pertaining only to the Selling Shareholder in question. In other words, one Selling Shareholder shall not be responsible for the liability arising from a breach of Section 4 by another Selling Shareholder.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

MINDESTA INC.

By:	/s/Greg Bowes
Greg Bowes
Chief Executive Officer

CTT PHARMACEUTICALS INC.

By:	/s/Pankaj Modi
Dr. Pankaj Modi
Chief Executive Officer

Selling Shareholders

/s/Dean Hanisch	/s/Christos Theodossiou
Dean Hanisch	Christos Theodossiou

/s/Pankaj Modi	/s/Christopher Halkai
Dr. Pankaj Modi	Christopher Halkai

/s/Hesham Osman	/s/Michael Clancy
Hesham Osman	Michael R. Clancy, Trust

/s/Sandy Singh	/s/Fay Jerrett
1716522 Ontario Inc.	Fay Jerrett
By: Sandy Singh

/s/Kamil Rabay	/s/Matt Harrington
Capital Financial	Matt Harrington
By: Kamil Rabay

SCHEDULE 1

SELLING SHAREHOLDERS

NAME:	% of Shares	No of Shares	Mindesta Shares to
	Shares	owned	be issued

Dean Hanisch	10.00%	250,000`	14,073,894

Dr. Pankaj Modi	50.00%	1,250,000	70,369,474

Hesham Osman	14.90%	372,600	20,970,103

Matt Harrington	2.00%	50,000	2,814,779

1716522 Ontario Inc.	1.00%	25,000	1,407,389

Christos Theodossiou	0.50%	12,500	703,696

Christopher Halkai	0.50%	12,500	703,696

Michael R. Clancy, Trust	1.97%	49,000	2,772,557

Fay Jerrett	4.90%	122,600	6,896,208

Capital Financial	14.23%	355,800	20,027,152

TOTAL	100%	2,500.000	140,738,948